                                  SCHEDULE 14A
                                 (RULE 14a-101)

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                               Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Under Rule 14a-12

                           -------------------------

                            ASIAINFO HOLDINGS, INC.
                (Name of Registrant as Specified In Its Charter)

                           -------------------------

                                      N/A
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                                [AsiaINFO LOGO]

                            ASIAINFO HOLDINGS, INC.
                           -------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 17, 2001
                           -------------------------

                                                                  March 16, 2001

TO THE STOCKHOLDERS OF ASIAINFO HOLDINGS, INC.:

You are cordially invited to attend the Annual Meeting of stockholders (the "Annual Meeting") of AsiaInfo Holdings, Inc., a Delaware corporation ("AsiaInfo"), to be held on Tuesday, April 17, 2001 at 10:00 a.m., local time, at the Palo Alto Room, 5201 Great American Parkway, Santa Clara, California, for the following purposes:

1. To elect two directors to serve for three-year terms to expire at the 2004 Annual Meeting of stockholders and until their successors are duly elected and qualified;

2. To ratify the selection of Deloitte Touche Tohmatsu as the independent auditors of AsiaInfo for the fiscal year ending December 31, 2001; and

3. To transact such other business as may properly come before the meeting or any adjournment thereof.

This notice of meeting, proxy statement, proxy card and copy of the Annual Report on AsiaInfo's operations during the year ended December 31, 2000 are being distributed on or about March 16, 2001. The foregoing items of business are more fully described in the proxy statement.

Stockholders of record at the close of business on March 1, 2001 are entitled to notice of and to vote at the meeting and any adjournment thereof. A list of these stockholders will be available for inspection during ordinary business hours at our regional office, at 5201 Great American Parkway, Suite 429, Santa Clara, California, from April 7 to the date of our Annual Meeting. The list will also be available for inspection at the Annual Meeting.

All stockholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the Annual Meeting you are urged to vote your shares by telephone, the Internet, or by signing and returning the enclosed proxy card as promptly as possible in the enclosed self-addressed envelope. Any stockholder attending the Annual Meeting may vote in person even if he or she returned a proxy. However, if a stockholder's shares are held of record by a broker, bank or other nominee and the stockholder wishes to vote at the Annual Meeting, the stockholder must obtain from the record holder a proxy issued in his or her name.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                                      /s/ James Ding
                                          --------------------------------------
                                                        James Ding
                                          President and Chief Executive Officer

March 16, 2001
Beijing, PRC

                            ASIAINFO HOLDINGS, INC.
                     4th Floor, Zhongdian Information Tower
                          6 Zhongguancun South Street
                                Haidian District
                              Beijing 100086, PRC
                           -------------------------

                                PROXY STATEMENT

                      2001 ANNUAL MEETING OF STOCKHOLDERS
                           -------------------------

This proxy statement and accompanying proxy are being mailed to stockholders on or about Friday, March 16, 2001, in connection with the solicitation of proxies by the Board of Directors (the "Board") of AsiaInfo Holdings, Inc., a Delaware corporation ("AsiaInfo" or the "Company"), for use at the Annual Meeting of stockholders (the "Annual Meeting") to be held on Tuesday, April 17, 2001 at 10:00 a.m., local time, at the Palo Alto Room, 5201 Great American Parkway, Santa Clara, California, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. AsiaInfo's principal executive offices are located at 4th Floor, Zhongdian Information Tower, 6 Zhongguancun South Street, Haidian District, Beijing 100086, PRC. AsiaInfo's telephone number at that location is +8610 6250 1658.

                 INFORMATION CONCERNING SOLICITATION AND VOTING

                        Record Date and Share Ownership

Stockholders of record at the close of business on March 1, 2001 (the "Record Date") are entitled to notice of and to vote at the annual meeting. At the Record Date, 41,019,690 shares of AsiaInfo's common stock ("Common Stock") were issued and outstanding and held of record by approximately 183 registered stockholders.

                 Voting, Solicitation and Revocability of Proxy

Registered stockholders can vote by mail, telephone or the Internet. Telephone voting can be accessed by calling the toll-free number (in the United States only) 1-800-481-9825. Internet voting can be accessed by logging on to the following Internet address: (http://proxy.shareholder.com/asia). Telephone and Internet voting information is provided on the proxy card. A control number located on the proxy card is designed to verify each stockholder's identity and allow stockholders to vote their shares and confirm that their voting instructions have been properly recorded. If your shares are held in the name of a bank or broker, follow the voting instructions on the form you receive from your bank or broker. The availability of telephone or Internet voting will depend on their voting process.

If you do not choose to vote by telephone or the Internet, you may still return your proxy card, properly signed, and the shares represented will be voted in accordance with your directions. You can specify your choices by marking the appropriate boxes on the proxy card. If your proxy card is signed and returned without specifying choices, the shares will be voted in favor of proposals 1 and
2. IF YOU VOTE BY TELEPHONE OR THE INTERNET, IT IS NOT NECESSARY TO RETURN YOUR PROXY CARD.

You may revoke your proxy at any time before it is voted at the Annual Meeting by casting a different vote by telephone or the Internet, by executing a later-voted proxy by mail, by voting by ballot at the Annual Meeting, or by providing written notice of the revocation to Hongmei Li, Corporate Secretary of AsiaInfo, at the Company's principal executive offices.

YOUR VOTE IS IMPORTANT. ACCORDINGLY, REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO VOTE BY TELEPHONE, BY THE INTERNET, OR BY SIGNING AND RETURNING THE ACCOMPANYING PROXY CARD. If you do attend, you may vote by ballot at the Annual Meeting, thereby canceling any proxy previously given.

In the event that any matter not described in this Proxy Statement properly comes before the Annual Meeting, the proxyholders named in the accompanying proxy will vote the shares represented by the proxy in accordance with their best judgment. As of the date of this Proxy Statement, AsiaInfo is not aware of any other matter that might be presented at this meeting.

Each share of Common Stock outstanding on the Record Date is entitled to one vote. The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding on the Record Date, present in person or represented by proxy. Stockholders may withhold authority to vote for one or more of the nominees for director and may abstain on one or more of the other matters that may come before the meeting. The inspector of election appointed for the meeting will determine the existence of a quorum and will tabulate the votes cast at the meeting. Broker non-votes will not be counted in determining the number of votes cast with respect to a proposal. For purposes of determining the presence of a quorum, abstentions and broker non-votes will be counted by AsiaInfo as present at the meeting. Abstentions will also be counted by AsiaInfo in determining the total number of votes cast with respect to a proposal (other than the election of directors). If, however, such quorum shall not be present or represented, the stockholders present in person or represented by proxy shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting until a quorum shall be present or represented. If a broker indicates on a proxy that such broker does not have discretionary authority to vote on a particular matter, under applicable Delaware law those shares will be counted as present for purposes of determining the presence of a quorum, but will not be counted as votes cast on the matter and will have no effect on the outcome of the vote on such matter.

The cost of soliciting proxies will be borne by AsiaInfo. Proxies may be solicited by certain of AsiaInfo's directors, officers and regular employees, without additional compensation, in person or by telephone, email or facsimile. In addition, AsiaInfo has retained Morrow & Co., Inc. to assist in such solicitation. The fee to be paid to such firm is not expected to exceed $4,000 plus reasonable out-of-pocket costs and expenses. In addition, AsiaInfo may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners.

                               TABLE OF CONTENTS

Matters to be Considered at the Annual Meeting..............    4
Proposal No. 1: Election of Directors.......................    4
  General...................................................    4
  Nominees for Class II Directors...........................    4
  Board Meetings and Committees.............................    5
  Director Compensation.....................................    5
  Vote Required.............................................    5
  Recommendation of the Board...............................    5
Proposal No. 2: Ratification of Appointment of Independent
  Auditors..................................................    6
  General...................................................    6
  Audit Fees................................................    6
  Financial Information Systems Design and Implementation
     Fees...................................................    6
  All Other Fees............................................    6
  Recommendation of the Board...............................    6
Management..................................................    7
  Executive Officers........................................    7
Executive Compensation......................................    9
  Summary Compensation Table................................    9
  Option Grants in Last Fiscal Year.........................    9
  Aggregated Option Exercises in Last Fiscal Year and Fiscal
     Year-End Option Values.................................   10
  Employment Agreements.....................................   10
  Pension Plans.............................................   11
Compensation Committee Report...............................   11
  Compensation Philosophy and Review........................   11
  Policy regarding Section 162(m) of the U.S. Internal
     Revenue Code...........................................   12
  Base Salaries.............................................   12
  Long-Term Equity Incentives...............................   12
  Other Compensation........................................   12
  Chief Executive Officer Compensation......................   13
Audit Committee Report......................................   13
Compensation Committee Interlocks and Insider
  Participation.............................................   14
Certain Relationships and Related Transactions..............   15
  Transactions with China Netcom............................   15
  Other.....................................................   16
Stock Price Performance.....................................   16
Security Ownership of Certain Beneficial Owners and
  Management................................................   17
Section 16(a) Beneficial Ownership Reporting Compliance.....   18
Deadline for Receipt of Shareholder Proposals...............   18
Other Matters...............................................   18

                          MATTERS TO BE CONSIDERED AT
                               THE ANNUAL MEETING

                                PROPOSAL NO. 1:
                             ELECTION OF DIRECTORS

                                    GENERAL

The Bylaws of AsiaInfo provide that the authorized number of directors shall consist of no less than three nor more than nine directors. There are presently seven directors divided into three classes: Class I, Class II and Class III. Each class has a three year term. Messrs. James Ding and Alan Bickell are Class I directors whose term will expire at the 2003 annual meeting; Messrs. Patrick Keen and Louis Lau are Class II directors, whose term will expire at the 2001 annual meeting; and Messrs. Edward Tian, Chang Sun and Michael Zhao are Class III directors whose term will expire at the 2002 annual meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named below, all of whom are presently AsiaInfo directors. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by the present Board to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. If stockholders properly nominate persons other than AsiaInfo's nominees for election as directors, the proxy holders will vote all proxies received by them to assure the election of as many of AsiaInfo's nominees as possible, with the proxy holder making any required selection of specific nominees to be voted for. The term of office of each person elected as a director will continue until the third annual meeting following his or her election or until his earlier resignation or removal. The directors elected this year should continue in office until the 2004 annual meeting. There is no family relationship between any director and any other director or executive officer of AsiaInfo.

                        NOMINEES FOR CLASS II DIRECTORS

Certain information regarding the nominees is set forth below:

NAME OF NOMINEE                 AGE          PRINCIPAL OCCUPATION          DIRECTOR SINCE
---------------                 ---          --------------------          --------------
Louis Lau.....................  65     President, Louis Lau Investments    1993
Patrick L. Keen...............  51     Partner, ChinaVest Group            1999

LOUIS LAU has served as our Chairman of the Board since the inception of AsiaInfo. Mr. Lau has been President of Louis Lau Investments, a commercial real estate firm, since 1987. He has held a variety of positions in the commercial real estate and management business in Texas since 1970. Mr. Lau served as a special U.S. Department of Commerce invitee and advisor to the 1998 U.S. Computer Industry Trade Mission to China and as a special U.S. Department of Commerce advisor at China Computerworld Expo 1998 in Beijing. He is presently a member of both the Trade Finance Committee and the International Trade Advisory Council of the Greater Dallas Chamber of Commerce. Mr. Lau received a Master of Science degree in biology from Texas Southern University in 1968 and a Bachelor of Science degree in chemistry from Mississippi College in 1965.

PATRICK L. KEEN has served as member of the board of directors of AsiaInfo since January 1999. Mr. Keen is a partner of the ChinaVest Group and has been with the firm since 1981. He received both a bachelor's and master's degree in Business Administration from the University of Texas at Austin.

For information on our Class I and Class III directors, please see the Management Section beginning on page 7 of this proxy statement.

                         BOARD MEETINGS AND COMMITTEES

The Board held four regular meetings during the fiscal year ended December 31, 2000, and acted seven times by unanimous written consent. The Board has an audit committee, a compensation committee and a finance committee. The Board does not have a nominating committee.

    AUDIT COMMITTEE   COMPENSATION COMMITTEE   FINANCE COMMITTEE
    ---------------   ----------------------   -----------------
                           Alan D. Bickell        Chang Sun
     Patrick L.
     Keen
                           Patrick L. Keen        Alan Bickell
     Alan D.
     Bickell
                           Chang Sun
     Louis Lau

The Audit Committee. The audit committee currently consists of Messrs. Keen (Chair), Bickell and Lau, all independent directors. The audit committee held four meetings during the last fiscal year. The audit committee makes recommendations to the Board regarding the selection of independent accountants, reviews the results and scope of audit and other services provided by our independent accountants and reviews and evaluates our audit and control functions.

The Compensation Committee. The compensation committee currently consists of Messrs. Bickell (Chair), Keen and Sun. The compensation committee held four meetings during the last fiscal year. The compensation committee administers AsiaInfo's stock option plans and makes decisions concerning salaries and incentive compensation for AsiaInfo's employees.

The Finance Committee. The finance committee consists of Messrs. Sun (Chair) and Bickell. The finance committee held two meetings during the last fiscal year. The finance committee makes recommendations to the Board with respect to AsiaInfo's capital position and financing requirements.

During the year 2000, each director attended 75% or more of the meetings of the Board and of the committees of the Board on which the director served during the period for which he was director or committee member, respectively.

                             DIRECTOR COMPENSATION

In 2000, each non-executive director was entitled to receive a sum of $1,000 in lieu of expenses for each meeting he attended. However, in April 2000 we amended our policy regarding non-executive director compensation. Beginning in 2001, in addition to compensation for travel expenses, non-executive directors are entitled to receive annual retainers of $10,000 and a fee of $1,000 for each board meeting attended. However, the non-executive directors have waived their rights to receive the $10,000 annual retainers for 2001. The new policy also provides for the grant of stock options to non-executive directors, beginning with initial grants of 20,000 options to each non-executive director, vesting over four years on an annual schedule of 25%, 25%, 25% and 25%. During the last two years of the vesting schedule, the options will vest quarterly. Each year, we will grant new options to our non-executive directors as their options vest, so that the unvested portion of each non-executive director's options is maintained at 20,000.

                                 VOTE REQUIRED

Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote.

                          RECOMMENDATION OF THE BOARD

The Board recommends that the stockholders vote "FOR" election of each of the nominees listed above.

                                PROPOSAL NO. 2:
                         RATIFICATION OF APPOINTMENT OF
                              INDEPENDENT AUDITORS

                                    GENERAL

The Board has selected the firm of Deloitte Touche Tohmatsu as AsiaInfo's independent auditors to audit the financial statements of AsiaInfo for the fiscal year ending December 31, 2001, and recommends that stockholders vote for ratification of this appointment. Deloitte Touche Tohmatsu has audited AsiaInfo's financial statements since its inception in 1993. Representatives of Deloitte Touche Tohmatsu are expected to be present at the meeting and will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Stockholder ratification of the selection of Deloitte Touche Tohmatsu as AsiaInfo's independent auditors is not required by AsiaInfo's Bylaws or otherwise. However, the Board is submitting the selection of Deloitte Touche Tohmatsu to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the audit committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such change would be in the best interests of AsiaInfo and its stockholders.

                                   AUDIT FEES

The aggregate fees billed by Deloitte Touche Tohmatsu for professional services rendered for the audit of the Company's financial statements for the fiscal year ended December 31, 2000, and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year were $269,000.

          FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

Deloitte Touche Tohmatsu billed no fees for services rendered to the Company for information technology services relating to financial information systems design and implementation for the fiscal year ended December 31, 2000.

                                 ALL OTHER FEES

The aggregate fees billed by Deloitte Touche Tohmatsu for tax consulting and other non-audit services, during the fiscal year ended December 31, 2000, were $855,000.

                          RECOMMENDATION OF THE BOARD

The Board recommends that the stockholders vote "FOR" the ratification of the appointment of Deloitte Touche Tohmatsu as AsiaInfo's independent auditors for the fiscal year ending December 31, 2001.

                                   MANAGEMENT

                               EXECUTIVE OFFICERS

The following table sets forth certain information with respect to our current directors and executive officers:

BOARD OF DIRECTORS                           AGE                    POSITION
------------------                           ---                    --------
Louis Lau................................    65     Chairman of the Board and Board Member
James Ding...............................    35     President, Chief Executive Officer and
                                                    Board Member
Michael Zhao.............................    35     Senior Vice President, General Manager
                                                    for Network Solutions and Board Member
Alan D. Bickell..........................    64     Board Member
Patrick L. Keen..........................    51     Board Member
Chang Sun................................    44     Board Member
Edward S. Tian...........................    37     Board Member

EXECUTIVE OFFICERS                           AGE                    POSITION
------------------                           ---                    --------
James Ding...............................    35     President and Chief Executive Officer
Ying Han.................................    46     Executive Vice President and Chief
                                                    Financial Officer
Michael Zhao.............................    35     Senior Vice President and General Manager
                                                    for Network Solutions
Steve Zhang..............................    37     Senior Vice President and General Manager
                                                    for Software Products
Fan Bao..................................    30     Chief Strategy Officer and Senior Vice
                                                    President for Business Development

For a biographical summary of Patrick Keen and Louis Lau, see the section headed "Election of Directors" on page 4 of this proxy statement.

JAMES DING has served as our Chief Executive Officer since May 1999 and has been a member of the Board since our inception. He was also our Senior Vice President for Business Development and Chief Technology Officer from 1997 to 1999. Prior to that, Mr. Ding was our Senior Vice President and Chief Technology Officer from 1993 to 1997. Mr. Ding received a Master of Science degree in information science from the University of California at Los Angeles in 1990.

CHANG SUN has served as member of the board of directors of AsiaInfo since December 1997. Mr. Sun has been a Managing Director of Warburg, Pincus since 1995. Prior to that position, he was an Executive Director of Goldman Sachs
(Asia) LLC. Mr. Sun holds a B.A. from the Beijing Foreign Language Institute, a Master of Science degree from the Joseph Lauder Institute of International Management at the University of Pennsylvania and an M.B.A. from the Wharton School of the University of Pennsylvania.

ALAN D. BICKELL has served as member of the Board since March 1999. Mr. Bickell retired in November 1999 as corporate senior vice president of Hewlett-Packard Company and managing director of Geographic Operations, a position he had held since 1992. Mr. Bickell originally joined Hewlett-Packard in 1964. He is a member of the board of directors of Power Integrations, Inc. and Junior Achievement International. In 1998 he became an advisory Professor at Beijing University. He holds a degree in marketing and finance from Menlo College and an M.B.A. from Santa Clara University.

EDWARD S. TIAN has served as member of the board of directors of AsiaInfo since our inception. Dr. Tian is the President and CEO of China Netcom, a position he has held since June 1999. Prior to joining China Netcom, he and James Ding co-founded AsiaInfo in Dallas, Texas in 1993 and Dr. Tian served as

AsiaInfo's President through May 1999. Dr. Tian has a Master of Science degree from the Graduate School of the Chinese Academy of Science in Beijing and a Ph.D. in Environmental Management from Texas Tech University.

YING HAN has been our Executive Vice President and Chief Financial Officer since June 1998. Ms. Han was Chief Controller and Business Development Director from 1996 to June 1998 of Hewlett Packard (China) and their Finance Manager from 1993 to 1996. Ms. Han received an undergraduate degree in Western Accounting from Xiamen University in 1985.

MICHAEL ZHAO is a member of the board of directors and has been our Senior Vice President and General Manager for Network Solutions since January 2001. He served as Senior Vice President and Chief Strategy Officer between January 1997 and January 2001. He was our General Manager from October 1996 to December 1997 and our Deputy Chief Engineer from February 1996 to January 1997. Mr. Zhao holds a Ph.D. in engineering from the State University of New York at Buffalo, which he received in 1994.

STEVE ZHANG is Senior Vice President and General Manager for Software Products. He served as Vice President for software between December 1999 and January 2001, responsible for overseeing AsiaInfo's software development efforts and management of AsiaInfo's software division. From 1989 to 1999, Mr. Zhang has held senior project management and technical positions in several successful Silicon Valley companies including Blue Martini Software, Inc., Hyperion Solutions, Inc., Arbor Software, Versant Technology, Inc. and Sun Microsystems. From September 1997 to June 1999, he was a development manager and senior development manager at Hyperion Solution, Inc. and from March 1994 to October 1995, he served as Development Manager at Versant Object Technology Inc. Mr. Zhang earned his Master of Science degree in computer science from Rice University and a doctorate in information science from the University of Pisa, Italy.

FAN BAO is our Senior Vice President for Business Development and Chief Strategy Officer, responsible for origination, structuring and execution of acquisitions, joint ventures, strategic alliance and partnerships. Mr. Bao has been with AsiaInfo since April 2000. Prior to that time, Mr. Bao was an investment banker for seven years with Morgan Stanley and Credit Suisse First Boston focusing on mergers and acquisitions and corporate finance transactions in the technology and telecom sectors. Mr. Bao studied at Fudan University and holds a Master of Science degree from the Norwegian School of Management.

                             EXECUTIVE COMPENSATION

The following table sets forth the compensation earned for services rendered to AsiaInfo in all capacities for the fiscal year ended December 31, 2000, by AsiaInfo's Chief Executive Officer and its four next most highly compensated executive officers for the fiscal year ended December 31, 2000 (collectively, the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                          LONG-TERM
                                                                         COMPENSATION
                                                                            AWARDS
                                        ANNUAL COMPENSATION              ------------
                             -----------------------------------------    SECURITIES
                                                        OTHER ANNUAL      UNDERLYING         ALL OTHER
NAME AND PRINCIPAL POSITION  SALARY ($)   BONUS ($)   COMPENSATION ($)   OPTIONS (#)    COMPENSATION(1) ($)
---------------------------  ----------   ---------   ----------------   ------------   -------------------
James Ding, President and
  Chief Executive
  Officer..................   145,000       31,598         24,000            -                14,412
Q.D. Wang, President(2)....   150,000      100,000         -               180,000               192
Ying Han, Executive Vice
  President and Chief
  Financial Officer........   148,795       40,531         12,853           55,000             4,525
Michael Zhao, Senior Vice
  President and General
  Manager, Network
  Solutions................   145,000       31,598         24,000            -                14,352
Steve Zhang, Senior Vice
  President and General
  Manager, Software
  Products.................   130,000       36,000         24,000          180,000            11,232

---------------

(1) This compensation consists of contributions by the Company for pension, life insurance and health insurance benefits.

(2) Q.D. Wang left the position of President of AsiaInfo on December 31, 2000. He will continue to serve as a consultant to AsiaInfo until April 30, 2001.

                       OPTION GRANTS IN LAST FISCAL YEAR

The following table sets forth certain information with respect to stock options granted to each of the Named Executive Officers during the fiscal year ended December 31, 2000. In accordance with the rules of the Securities and Exchange Commission (the "SEC"), also shown below is the potential realizable value over the term of the option (the period from the grant date to the expiration date) based on assumed rates of stock appreciation of 5% and 10%, compounded annually. These amounts are based on certain assumed rates of appreciation and do not represent AsiaInfo's estimate of future stock price. Actual gains, if any, on stock option exercises will be dependent on the future performance of the Common Stock.

                                   INDIVIDUAL GRANTS                              POTENTIAL REALIZABLE
                       ------------------------------------------                   VALUE AT ASSUMED
                        NUMBER OF                                                ANNUAL RATES OF STOCK
                       SECURITIES    PERCENT OF TOTAL                            PRICE APPRECIATION FOR
                       UNDERLYING    OPTIONS GRANTED    EXERCISE                      OPTION TERMS
                         OPTIONS     TO EMPLOYEES IN      PRICE     EXPIRATION   ----------------------
NAME                   GRANTED (#)   FISCAL YEAR (%)    ($/SHARE)      DATE       5% ($)       10% ($)
----                   -----------   ----------------   ---------   ----------   ---------    ---------
James Ding...........      -             -                 -            -            -            -
Q.D. Wang............    180,000(1)        5.4            24.00     2/17/2010    2,716,825    6,884,968
Ying Han.............     55,000(1)        1.7            24.00     2/17/2010      830,141    2,103,740
Michael Zhao.........      -             -                 -            -            -            -
Steve Zhang..........     60,000(1)        1.8            24.00     2/17/2010      905,608    2,294,989
                         120,000(2)        3.6            12.44     11/1/2010      938,814    2,379,139

---------------

(1) Stock options vest on an annual schedule of 20%, 20%, 30% and 30% beginning on February 17, 2001. The date of each grant was February 17, 2000, which was before the date of AsiaInfo's initial public offering. As a result, the potential realizable values of the stock options are calculated using a price of $24.00 per share, AsiaInfo's initial public offering price, as the value of AsiaInfo's Common Stock on the grant date.

(2) 25% of the stock options vest on each of the first and second anniversaries of the grant date, November 1, 2000. Beginning on March 31, 2003, the remaining 60,000 stock options vest on a schedule of 7,500 stock options per quarter. The potential realizable value of the stock options is calculated using the midpoint between the high and low trading prices of AsiaInfo's Common Stock on November 1, 2000, $12.44 per share.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                    VALUES.

The following table sets forth information concerning option exercises and option holdings for each of the Named Executive Officers during the fiscal year ended December 31, 2000. The numbers in the columns entitled "Value Realized" and "Value of Unexercised In-the-Money Options at December 31, 2000" are based on the fair market value of our Common Stock on December 31, 2000, $9.375, less the exercise price payable for such shares.

                                                     FISCAL YEAR END OPTION VALUES
                       ------------------------------------------------------------------------------------------
                                                           NUMBER OF SECURITIES
                                                          UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                          SHARES                                OPTIONS AT              IN-THE-MONEY OPTIONS AT
                         ACQUIRED                          DECEMBER 31, 2000 (#)       DECEMBER 31, 2000 ($)(2)
                            ON             VALUE        ---------------------------   ---------------------------
NAME                   EXERCISE (#)   REALIZED ($)(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                   ------------   ---------------   -----------   -------------   -----------   -------------
James Ding...........      -               -             1,150,000        -            6,911,750         -
Q.D. Wang............      -               -                40,000       340,000          71,000        284,000
Ying Han.............     34,000          343,375           51,000       295,000         203,875      1,045,000
Michael Zhao.........      -               -               400,000        -            2,240,000         -
Steve Zhang..........      -               -                24,000       276,000          42,600        170,400

---------------

(1) This value is based on the closing market price of AsiaInfo's Common Stock on the date of exercise, less the option exercise price.

(2) Options are in-the-money if the market value of the shares covered thereby is greater than the option exercise price.

                             EMPLOYMENT AGREEMENTS

We have entered into two-year employment agreements with James Ding, our President and Chief Executive Officer, Ying Han, our Executive Vice President and Chief Financial Officer, Michael Zhao, our Senior Vice President and General Manager for Network Solutions, and Steve Zhang, our Senior Vice President and General Manager for Software Products, which provide for annual base salaries of $145,000,

$148,795, $145,000, and $130,000, respectively. The agreements terminate on May 26, 2001, July 1, 2001, January 4, 2003 and November 4, 2001, respectively.

On October 17, 2000, the Compensation Committee of the Board adopted a resolution on severance policy for departing members of AsiaInfo's senior management. In the event that AsiaInfo terminates an employee at the level of senior vice president or above without cause, the employee will receive severance pay equal to one month's base salary for each year he or she has been employed by AsiaInfo, or six month's base salary, whichever is greater. In addition, the employee will have 120 days to exercise his or her vested options. Unvested options are forfeited. Notwithstanding the foregoing, pursuant to a resolution of the Board in 1998, in the event that the employment of James Ding or Michael Zhao is terminated, they will be entitled to severance pay equal to at least 12 month's base salary and immediate vesting of all options granted prior to the date of the resolution.

Each of the Named Executive Officers has entered into a non-compete agreement with AsiaInfo, pursuant to which they are prevented from engaging in any commercial activities in competition with AsiaInfo for two years after the termination of their employment with AsiaInfo. In addition, they are required to disclose all their patent and copyright applications to AsiaInfo during their employment with AsiaInfo and within one year after the termination of their employment.

                                 PENSION PLANS

For the benefit of employees who are citizens or lawful permanent residents of the United States, AsiaInfo has adopted a Simplified Employee Pension Plan (the "Plan"). The Plan covers employees who have worked at AsiaInfo for at least six months. The Company makes monthly contributions under the Plan in amounts equal to five percent of each covered employee's monthly salary. The contributions are deductible to the Company and are not taxable to the employees. Withdrawals are taxable as ordinary income, and withdrawals before age 59 1/2 may be subject to tax penalties.

In 2000, the Company contributed approximately $70,648 to all the employees covered by the Plan. With respect to the Named Executive Officers, AsiaInfo contributed approximately $6,020 to James Ding, $6,225 to Michael Zhao and $3,075 to Steve Zhang.

                         COMPENSATION COMMITTEE REPORT

The compensation committee currently consists of Messrs. Bickell (Chair), Keen and Sun, all of whom are independent directors of AsiaInfo. The compensation committee reviews and recommends to the Board the compensation and benefits of all officers of AsiaInfo and establishes and reviews general policies relating to compensation and benefits of employees of AsiaInfo. The following is the report of the compensation committee describing compensation policies and rationale applicable to AsiaInfo's executive officers with respect to the compensation paid to such executive officers for the fiscal year ended December 31, 2000. The information contained in this report, shall not be deemed to be "soliciting material" or to be "filed" with the SEC nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except to the extent that AsiaInfo specifically incorporates such information by reference in such filing.

                       COMPENSATION PHILOSOPHY AND REVIEW

Our executive compensation program is generally designed to align the interests of our executives with the interests of our stockholders and to reward our executives for achieving corporate and individual objectives. The executive compensation program is also designed to attract and retain the services of qualified executives in the highly competitive Internet software and computer networking marketplaces. Executive compensation currently consists of a base salary, long-term equity incentives, and other compensation and benefit programs generally available to other employees.

       POLICY REGARDING SECTION 162(M) OF THE U.S. INTERNAL REVENUE CODE

Section 162(m) of the Internal revenue Code of 1986, as amended (the "Code") generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to the company's Chief Executive Officer or any of the four most highly compensated executive officers. Certain performance-based compensation, however, is exempt from the deduction limit.

It is the compensation committee's intention that, so long as it is consistent with its overall compensation objectives and philosophy, executive compensation will be deductible for federal income tax purposes. AsiaInfo's stock option plans have been structured so that any taxable compensation derived pursuant to the exercise of options granted under such plans should not be subject to these deductibility limitations.

The compensation committee has considered the potential impact of Section 162(m) of the Code on the compensation paid to AsiaInfo's executive officers.

                                 BASE SALARIES

Base salary levels for the President and Chief Executive Officer and other executive officers are intended to compensate executives competitively within the high-technology marketplace. Base salaries are determined on an individual basis by evaluating each executive's scope of responsibility, past performance, prior experience and data on prevailing compensation levels in relevant markets for executive talent. Base salaries for executives are reviewed annually by the compensation committee.

                          LONG-TERM EQUITY INCENTIVES

AsiaInfo provides long-term equity incentives to its executive officers and to all other employees through the grant of stock options under its stock option plans. The purpose of granting stock options is to create a direct link between compensation and the long-term performance of AsiaInfo. Stock options are generally granted at an exercise price equal to 100% of the fair market of AsiaInfo's Common Stock on the date of grant, have a ten year term and generally vest over a four year period. Because the receipt of value by an executive officer under a stock option is dependent upon an increase in the price of AsiaInfo's Common Stock, this portion of the executives' compensation is aligned with an increase in stockholder value. The primary stock options granted to executive officers are generally in conjunction with the executive officer's acceptance of employment with AsiaInfo. When determining the number of stock options to be awarded to an executive officer, the compensation committee considers the executive's current contribution to AsiaInfo's performance, the executive officer's anticipated contribution in meeting AsiaInfo's long-term strategic performance goals, and comparisons to formal and informal surveys of executive stock option grants made by other information technology companies. The compensation committee also reviews stock option levels for executive officers at the beginning of each fiscal year in light of long term strategic and performance objectives and each executive's current and anticipated contributions to AsiaInfo's future performance. In 2000, the compensation committee recommended (and the full Board granted) stock option grants for the Named Executive Officers of an aggregate of 415,000 shares. These options vest according to the schedules described in the table detailing the stock options granted to the Named Executive Officers on page 10 of this proxy statement.

                               OTHER COMPENSATION

AsiaInfo's executive officers are also eligible to participate in benefit programs generally available to other employees. In addition, from time to time, executive officers have received sign-on bonuses or other bonuses based on extraordinary effort.

                      CHIEF EXECUTIVE OFFICER COMPENSATION

James Ding is President and Chief Executive Officer. The compensation committee reviews Mr. Ding's compensation annually using the same criteria and policies as are employed for other executive officers.

       SUBMITTED BY THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

                                Alan D. Bickell
                                Patrick L. Keen
                                   Chang Sun

                             AUDIT COMMITTEE REPORT

The audit committee reviews the Company's financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process. The Company's independent auditors are responsible for expressing an opinion on the conformity of our audited financial statements to generally accepted accounting principles. The audit committee currently consists of Messrs. Keen (Chair), Bickell and Lau, all independent directors.

The audit committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2000, with our management, has discussed with our independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards), has received the written disclosures required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees) and has discussed with the independent auditors their independence. The audit committee has also considered whether the independent auditors' provision of non-audit services is compatible with maintaining the auditors' independence. The Board adopted the written charter of the audit committee in November, 1999.

In reliance on the reviews and discussions referred to above, the audit committee recommended to the Board that the audited financial statements for the fiscal year ended December 31, 2000 be included in the Company's Annual Report on Form 10-K.

           SUBMITTED BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                                Patrick L. Keen
                                Alan D. Bickell
                                   Louis Lau

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Messrs. Keen, Sun and Bickell served as members of the compensation committee of our Board during 2000. None of these individuals was an officer or employee of AsiaInfo during 2000. No member of the compensation committee serves as a member of a board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board or compensation committee. See the section headed "Certain Relationships and Related Transactions" on page 14 for a description of a transaction between AsiaInfo and ChinaPalmInfo Holdings Co., Ltd. in which ChinaVest V LLC, a limited liability company in which Mr. Keen serves as a principal, had an indirect interest.

Mr. Ding participates in the discussions and decisions regarding salaries and incentive compensation for all of our executive officers, except that Mr. Ding is excluded from discussions regarding his own salary and incentive compensation.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

TRANSACTIONS WITH CHINA NETCOM

Edward Tian has served as a member of the Board of AsiaInfo since our inception and is the beneficial owner of approximately 15.7% of our Common Stock. In June 1999, he became President and Chief Executive Officer of China Netcom Corporation ("China Netcom"). Prior to joining China Netcom, Dr. Tian and James Ding co-founded AsiaInfo in Dallas, Texas in 1993, and Dr. Tian served as AsiaInfo's President until May of 1999. Along with China Telecommunications Corporation, China United Telecommunications Corporation and China Mobile Communications Corporation, China Netcom is one of the largest providers of telecommunications and Internet services in China. Like most of the other major participants in that industry, China Netcom has entered into contracts with AsiaInfo for systems integration and software products. In 2000, those agreements included the following:

- In January 2000, we entered into a contract with China Netcom to design and build China's third national Internet backbone, CNCNET. CNCNET will be the first nation-wide IP (Internet Protocol) over DWDM (Dense Wavelength Division) broadband Internet backbone in China and is expected to support a wide range of Internet-based voice, image, fax and data communications services and value added services. In addition to the construction of the backbone, we will support the network's customer management and billing needs with our Internet customer management and billing software, AsiaInfo Online Billing System ("AIOBS"). Our expected revenues from this contract, net of hardware costs, are $5.4 million.

- In January and May 2000, we entered into agreements to provide China Netcom with products and services in connection with its IP telephony project. This project will reach 100 major cities in China, covering an estimated eight million pre-paid card users. AIOBS will support all of the Internet services provided by China Netcom, including IP telephony, fax, 800 number service, virtual private networks and voice-mail boxes. Our expected revenues from these contracts, net of hardware costs, are $1.2 million in the aggregate.

- In September 2000, we entered into a contract to provide China Netcom with Internet Data Center billing functionality through our AIOBS software platform. The software will allow China Netcom to support thousands of IDC users at a number of locations, as well as the flexibility to implement a differentiating pricing scheme. Our expected revenues from this contract, net of hardware costs, are approximately $50,000.

- In August and September 2000, we entered into agreements with China Netcom to provide products and services in connection with the build-out of two metropolitan networks, the first in Shanghai and the second in Beijing. Our expected revenues from these contracts, net of hardware costs, are $12.9 million in the aggregate.

- In October 2000, we entered into an agreement to provide China Netcom with our wireless and long-distance telephony customer management and billing software, AsiaInfo Billing and Customer Care System. Our expected revenues from this contract are approximately $1.3 million, all of which constitute software license fees.

- In addition to the above agreements, we entered into five supplementary equipment agreements with China Netcom during 2000. Our expected revenues from these contracts, net of hardware costs, are approximately $830,000 in the aggregate.

Each of the foregoing transactions was an arm's length, negotiated transaction on terms that we believe are no less favorable than terms we would have received from an unrelated party. We will continue to recognize revenues from the foregoing contracts in the current fiscal year, and anticipate that we will enter into additional contracts with China Netcom in the current fiscal year and future fiscal years.

OTHER

On January 17, 2001, AsiaInfo purchased a convertible promissory note in the principal amount of $750,000 from ChinaPalmInfo Holdings Co., Ltd. ("ChinaPalmInfo"), an early-stage information technology company based in Beijing, China. At the time of AsiaInfo's purchase of the convertible note, ChinaVest V LP held a convertible promissory note issued by ChinaPalmInfo in a principal amount of $500,000. Patrick L. Keen, a member of our Board, is a partner of the ChinaVest Group and a principal of ChinaVest V LLC, the general partner of ChinaVest V LP. Our purchase of a convertible promissory note from ChinaPalmInfo was an arms-length, negotiated transaction, and Mr. Keen did not participate in the negotiation or approval of the transaction.

                            STOCK PRICE PERFORMANCE

The following graph shows a comparison of cumulative total stockholder returns for AsiaInfo's Common Stock, the JP Morgan H&Q Technology Index and the Nasdaq Stock Market Index for U.S. and foreign companies. The graph assumes the investment of $100 on March 2, 2000, the date of AsiaInfo's initial public offering.(1) The data regarding AsiaInfo assumes an investment at the initial public offering price of $24.00 per share of AsiaInfo's Common Stock. The performance shown is not necessarily indicative of future performance.
GRAPH

                                                                                                            THE NASDAQ STOCK
                                                                                  JPMORGAN H&Q          MARKET (U.S. AND FOREIGN
                                                 ASIAINFO HOLDINGS, INC.        TECHNOLOGY INDEX               COMPANIES)
                                                 -----------------------        ----------------        ------------------------
03/2/00                                                  100.00                      100.00                      100.00
05/9/00                                                  164.58                       73.78                       74.92
07/3/00                                                  189.58                       83.87                       83.63
09/1/00                                                  133.08                       91.99                       88.43
11/1/00                                                   52.87                       73.08                       69.53
12/29/00                                                  39.06                       52.86                       51.44

(1) The graph is based on an initial stock price of $24 per share, the price at which AsiaInfo's Common Stock was offered in our initial public offering. The last sale price on the Nasdaq National Market on the first day of trading, March 3, 2000, was $99.5625.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of March 11, 2001 of (i) each person (including any "group" as that term is used in section 13(d)(3) of the Exchange Act) known to AsiaInfo to beneficially own more than 5% of our Common Stock, (ii) each director or director nominee of AsiaInfo, (iii) each executive officer of AsiaInfo, and (iv) all directors and executive officers of AsiaInfo as a group.

                                                                       COMMON STOCK
                                                         ----------------------------------------
                                                           NUMBER OF SHARES
NAME OF BENEFICIAL OWNER(1)                              BENEFICIALLY HELD(2)    PERCENT OF CLASS
---------------------------                              --------------------    ----------------
Warburg Pincus Ventures, L.P.(3).......................        4,025,105
Warburg Pincus Ventures International, L.P.(3).........        4,025,105
  12/F St. George's Building,
  2 Ice House Street Central,
  Hong Kong
  Subtotal.............................................        8,050,210               19.6%
ChinaVest IV, L.P.(4)..................................        4,127,516
ChinaVest IV-A, L.P.(4)................................          475,147
ChinaVest IV-B, L.P.(4)................................          196,779
  c/o ChinaVest Ltd.
  Dina House, 19/F,
  11 Duddell Street Central,
  Hong Kong
  Subtotal.............................................        4,799,442               11.7%
Intel Pacific, Inc.....................................        2,630,425                6.4%
  Mailstop RN6-46
  2200 Mission College Blvd.
  Santa Clara, California 95052
James Ding(5)..........................................        6,103,108               14.5%
Fan Bao................................................           52,500                  *
Alan D. Bickell(6).....................................          133,000                  *
Chang Sun(7)...........................................                -                  -
Steve Zhang............................................           46,000                  *
Ying Han...............................................           62,000                  *
Michael Zhao(8)........................................          855,880                2.1%
Louis Lau..............................................        1,959,029                4.8%
Patrick L. Keen(10)....................................                -                  -
Edward S. Tian(11).....................................        6,730,208               15.7%
All directors and executive officers as a group (10
  persons).............................................       15,941,725               35.8%

  *  Less than one percent of the outstanding common stock.

 (1) Unless otherwise noted above, the address for each of the officers and directors is c/o AsiaInfo Holdings, Inc., 4/F Zhongdian Information Tower, 6 Zhongguancun South Street, Haidian District, Beijing 100086, PRC.

 (2) This table is based on information supplied by executive officers, directors and principal stockholders of AsiaInfo and on any Schedules 13D or 13G filed with the SEC. Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of our Common Stock subject to options or warrants held by that person that are currently exercisable or will become exercisable within 60 days after March 11, 2001 are deemed beneficially owned and outstanding, but such shares are not deemed outstanding for purposes of computing percentage ownership of any other person. Unless otherwise indicated in the footnotes below, the persons and entities named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

 (3) Voting and investment control over the shares of Common Stock owned by Warburg Pincus Ventures, L.P. and Warburg Pincus Ventures International, L.P. is held by Warburg, Pincus & Co., the corporate general partner and investment manager of both limited partnerships, and not by any single individual.

 (4) Voting and investment control over the shares of Common Stock owned by ChinaVest IV, L.P. and ChinaVest IV-A, L.P. are held by their general partner, ChinaVest Partners IV, a Delaware general partnership, and not by any single individual. Voting and investment control over the shares of Common Stock owned by ChinaVest IV-B, L.P. is held by its general partner and investment manager, ChinaVest Management Limited, a Bermuda company, and not by any single individual.

 (5) Includes 1,200,000 shares held by AIFF Associates LLC, a Delaware limited liability company of which Mr. Ding is a member; 1,420,000 in a GRAT Trust for the benefit of Nina Ding, Mr. Ding's wife; 1,420,000 in a GRAT Trust formed for the benefit of Mr. Ding and his family; and 6,000 shares in the Rene Z. Ding Trust, a revocable trust formed for the benefit of Rene Z. Ding, Mr. Ding's daughter.

 (6)  Includes 95,000 shares held by the Alan D. Bickell Family Trust.

 (7) Mr. Sun, a director of AsiaInfo, is a Managing Director of Warburg, Pincus & Co., which manages Warburg Pincus Ventures, L.P. and Warburg Pincus Ventures International L.P.

 (8)  Includes 34,090 shares held by Mr. Zhao's son, Christopher Zhao.

(10) Mr. Keen, a director of AsiaInfo, is a partner of the ChinaVest Group and a director of ChinaVest Ltd.

(11) Includes 1,200,000 shares held by AIFF Associates LLC, a Delaware limited liability company of which Dr. Tian is a member; 651,210 shares held in the S.T. China 2000 Qualified Grantor Retained Annuity Trust for the benefit of Dr. Tian and his family; 651,210 shares held in the Q.K. 2000 Qualified Grantor Retained Annuity Trust for the benefit of Dr. Tian and his family; and 4,000 shares held in a revocable trust for the benefit of Dr. Tian's daughter, Stephanie Tian.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires AsiaInfo's executive officers and directors, and persons who own more than ten percent (10%) of a registered class of AsiaInfo's equity securities, to file certain reports regarding ownership of, and transactions in, AsiaInfo's securities with the SEC. Such executive officers, directors and 10% stockholders are also required by SEC rules to furnish AsiaInfo with copies of all Section 16(a) forms that they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, AsiaInfo believes that for the year ended December 31, 2000, all reporting persons complied with Section 16(a) filing requirements, except that Mr. Ding was late in reporting a transaction that occurred on August 30, 2000.

                 DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

Stockholder proposals which are intended to be presented by such stockholders at AsiaInfo's 2002 Annual Meeting of stockholders must be received by the Secretary of AsiaInfo at the Company's principal executive offices no later than November 16, 2001, in order to be considered for inclusion in the proxy statement and form of proxy/voting instruction card relating to that meeting pursuant to Rule 14a-8 under the Exchange Act. In order for a proposal submitted outside of Rule 14a-8 to be considered "timely" within the meaning of Rule 14a-4(c), such proposal must be received prior to January 30, 2002.

                                 OTHER MATTERS

The Board knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, then the persons named in the enclosed form of proxy will vote the shares they represent in such manner as the Board may recommend.

To the extent that this proxy statement is incorporated by reference into any other filing by AsiaInfo under the Securities Act of 1933, as amended, or the Exchange Act, the sections of this proxy statement entitled "Compensation Committee Report," "Audit Committee Report," (to the extent permitted by the rules of the SEC) and "Stock Price Performance" will not be deemed incorporated unless specifically provided otherwise in such filing.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                                      /s/ James Ding
                                          --------------------------------------
                                                        James Ding
                                          President and Chief Executive Officer

March 16, 2001
Beijing, PRC

--------------       -----------------------------------------------------------
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  ASIAINFO                         24 HOURS A DAY -- 7 DAYS A WEEK
HOLDINGS, INC.           SAVE YOUR COMPANY MONEY -- IT'S FAST AND CONVENIENT
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-------------                   THERE ARE THREE WAYS TO VOTE YOUR PROXY

       TELEPHONE                                           INTERNET                                         MAIL
       ---------                                           --------                                         ----
      800-481-9825                            HTTP://PROXY.SHAREHOLDER.COM/ASIA
- Use any touch-tone telephone.               - Go to the website address listed              - Vote, sign and date your proxy
                                                above.                                          card.
- Have your Proxy Form in hand.        OR                                              OR

- Enter your Control Number located           - Have your Proxy Form in hand.                 - Detach the card from the Proxy
  in the box below.                                                                             Form.

- Follow the simple recorded                  - Enter your Control Number located             - Return the card in the postage-paid
  instructions.                                 in the box below.                               envelope provided.

                                              - Follow the simple instructions.

                                       Your telephone or Internet vote
                                       authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned the proxy card. If you have submitted your proxy by telephone or the Internet there is no need for you to mail back your proxy.


                                                    800-481-9825
                                               CALL TOLL-FREE TO VOTE


                                       ----------------------------------------

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                                              FOR TELEPHONE/INTERNET VOTING
                                       ----------------------------------------


                DETACH PROXY CARD HERE IF YOU ARE VOTING BY MAIL

--------------------------------------------------------------------------------

    ---------

    ---------

THE DIRECTORS RECOMMEND A VOTE "FOR" ITEMS 1 AND 2.

1. Election of Director       FOR the nominees    [X]       WITHHOLD AUTHORITY to vote         [X]       *EXCEPTIONS      [X]
                              listed below                  for the nominees listed below

Nominee: 01-Louis Lau and 02-Patrick L. Keen
(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR THE NOMINEE, MARK THE "EXCEPTIONS" BOX AND WRITE THE NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)

*Exceptions
            --------------------------------------------------------------------

2. Proposal to ratify the appointment of Deloitte Touche Tohmatsu     The shares represented by this proxy when properly executed
   as AsiaInfo's independent auditors for fiscal year 2001.           will be voted in the manner directed herein by the
                                                                      undersigned stockholder(s). IF NO DIRECTION IS MADE, THIS
                                                                      PROXY WILL BE VOTED FOR ITEMS 1 AND 2. If any other matters properly come before the meeting, the persons named in this
   FOR     [X]     AGAINST      [X}     ABSTAIN     [X}               proxy will vote in their discretion, provided that they will not vote in the election of directors for persons for whom authority to vote has been withheld.


                                                CHANGE OF ADDRESS AND        [X]
                                                OR COMMENTS MARK HERE

                                     PLEASE SIGN exactly as your name appears at left. Joint owners should each sign. Executors, administrators, trustees, etc. should so indicate when signing. If signer is a corporation, please sign full name by duly authorized officer. Address change? Mark box and indicate change above.

                                     Dated:                                 2001
                                           -------------------------------,

                                     -------------------------------------------
                                                     Signature

--------------------------------------------------------------------------------
                             PLEASE DETACH HERE
 YOU MUST DETACH THIS PORTION OF THE PROXY CARD BEFORE RETURNING IT IN THE
                             ENCLOSED ENVELOPE


                             TO THE HOLDERS OF
                              COMMON STOCK OF
                          ASIAINFO HOLDINGS, INC.


The Bank of New York, (the "transfer agent"), has received advice that the 2001 Annual meeting of stockholders of AsiaInfo Holdings, Inc. (the "Annual Meeting") will be held at 5201 Great American Parkway, the Palo Alto Room, Santa Clara, California, April 17, 2001, at 10:00 a.m. Pacific Standard Time, for the purposes set forth in the enclosed Notice of Meeting.

THE ATTACHED PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS OF ASIAINFO. If you are desirous of having the individuals named in the attached proxy card vote your common stock for or against the proposals or any of them, at the Annual Meeting, kindly execute and forward to the transfer agent the attached proxy. The enclosed postage paid envelope is provided for this purpose. This proxy should be executed in such manner as to show clearly whether you desire the individuals named in the attached proxy card to vote for or against the proposals or any of them, as the case may be. The proxy MUST be forwarded in sufficient time to reach the transfer agent before 4:00 p.m. Monday, April 16, 2001. Only the registered holders of record at the close of business on March 1, 2001 will be entitled to execute the proxy.

Due to the limited amount of time available before the proxy deadline, the proxy can be faxed (with the original to follow by mail) to the transfer agent at +1(212)815-6022.


The Bank of New York


Date: March 16, 2001

--------------------------------------------------------------------------------

                              ASIAINFO HOLDINGS, INC.

                                [ASIAINFO LOGO]

              2001 ANNUAL MEETING OF STOCKHOLDERS APRIL 17, 2001.

     The undersigned stockholder(s) of AsiaInfo Holding, Inc., Delaware corporation, hereby acknowledge(s) receipt of the Notice of 2001 Annual Meeting of stockholders and Proxy Statement, each dated March 16, 2001, and hereby appoint(s) Hongmei Li, Ying Han and each of them, proxies and attorney's-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2001 Annual Meeting of Stockholders of AsiaInfo Holdings, Inc., to be held April 17, 2001 at 10:00 a.m. Pacific Standard time, 5201 Great American Parkway, the Palo Alto Room, Santa Clara, California and at any adjournment or adjournments thereof, and to vote all shares of common stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side:

This form of proxy must be signed by you or your attorney duly authorized in writing or, in the case of a corporation, must either be under its common seal or under the hand of an officer or attorney duly authorized.

In order to be valid, this form of proxy with the power of attorney or other authority, if any under which it is signed, must be deposited with the transfer agent no later than 4:00 p.m., New York time, on Monday, April 16, 2001 in order to be counted in the Annual Meeting on April 17, 2001. You may also vote your shares in person at the Annual Meeting. Due to the limited amount of time available before the proxy deadline, the completed proxy can be faxed (with the original to follow by mail) to the transfer agent, at +1(212)815-6022.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Please sign this proxy exactly as your name(s)
appear(s) on the books of the transfer agent.
Joint owners should each sign personally.
Trustees and other fiduciaries should indicate
the capacity in which they sign, and where more
than one name appears, a majority must sign. If        ASIAINFO HOLDINGS INC.
a corporation, this signature should be that of        P.O. BOX 11169
an authorized officer who should state his or          NEW YORK, N.Y. 10203-0169
her title.

HAS YOUR ADDRESS CHANGED?     DO YOU HAVE ANY COMMENTS?


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